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                                                                  Exhibit 10.7
                            GARDNER DENVER, INC.
                     EXECUTIVE STOCK REPURCHASE PROGRAM

On November 2, 1998, the Management Development and Compensation Committee of the Board of Directors approved a Stock Repurchase Program for the Company's executive staff. The purpose of this program is to provide a means for executives to sell Gardner Denver common stock, with a goal of obtaining sufficient funds to meet alternative minimum tax obligations which arise from the exercise of incentive stock options. The repurchase of these shares from the executives will also mitigate any potential disruption to an orderly trading market, which could result if the trades were effected through securities brokers, due to the Company's relatively small average trading volume.

In order for the Company to engage in open market repurchases of its common stock, all material information must be thoroughly disseminated to the public. However, a sale from an executive officer to the Company is considered a transaction between two insiders. Therefore, the risk of financial loss to an outside party, if material non-public information has not been disseminated, is eliminated. Accordingly, an officer is able to sell stock to the Company during standard blackout periods, but must refrain from open market transactions during this time. Standard blackout periods occur from the end of a quarter until three days after the public release of financial results. The tentative earnings release dates for 1999 are February 3, April 21, July 21 and October 20. Other blackout periods occur when material information, such as a pending acquisition, is not publicly disseminated. To avoid the appearance of the officers "taking advantage" of the Company, repurchases will not be permitted during a blackout period if the nondisclosed information could be perceived as unfavorable news by the public. Repurchases will also not be available on days designated as Company holidays, even though such days may still be valid trading days.

In order to participate in the repurchase program, an executive must notify the Vice President, Corporate Secretary, or in her absence the Vice President, Finance and CFO, of the intention to sell shares. This notification should be provided on the attached form and be accompanied by a letter from Arthur Andersen, or some other tax professional, stating that the purpose of the sale is primarily to fulfill alternative minimum tax obligations and for tax planning purposes. The executive must deliver the stock certificate(s) to the Vice President, Corporate Secretary, or her designated alternate, on the date of the sale. These certificates must represent at least the total number of shares to be sold. They should be signed in the same name as appears on the face of the certificate, with the signature guaranteed by a member of the Medallion Guaranty Program. Notarization is not acceptable. "Gardner Denver, Inc." should be inserted in the "assignee" blank on the back of the certificate. If the number of shares represented by the certificate(s) exceeds the number of shares to be sold, the Company's transfer agent, the First Chicago Trust Company of New York, will issue a new certificate reflecting the remaining shares. The new certificate will be dated as of the sale date. The seller is responsible for maintaining accurate records which trace the origin and cost basis for new certificate. Under special circumstances, the Company will accept the tender of stock electronically (i.e. via DWAC transaction) from the seller's broker. However, additional documentation and processing time will be required for this type of transaction, so the seller should plan accordingly.

The sales price under this program will be the average of the high and low sales prices of the Company's common stock on the composite tape of the New York Stock Exchange on the date of the repurchase. A check will be issued by the Company within three business days of the sale.



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The determination to sell shares under this program is final and must be submitted either on the day of the sale or no later than prior to the initiation of trading the following day. If the following day is a holiday for trading purposes but not for the business of the Company, the seller may choose the holiday as his or her sale date, using the average high and low trading value of the previous trading date. However, once trading begins, a seller will no longer be able to refer to the previous day's average trading price as the basis for a sale.

All of the executives of the Company are insiders, as defined by the Securities and Exchange Commission (the "SEC"), and therefore are obligated to satisfy the reporting requirements of Section 16 of the Securities Exchange Act. An insider is required to report the sale of securities back to the Company on a Form 5, which must be filed with the SEC within 45 days of the calendar year-end. The Vice President, Corporate Secretary will prepare the necessary form for this reporting obligation, for either the seller's signature or for signature under a previously supplied power of attorney. The seller is reminded that his or her purchase of additional Gardner Denver common stock in an open market transaction is prohibited by the Securities and Exchange Commission for six months following the date of a sale. However, upon the completion of one sale transaction, the seller may continue to sell the Company's stock, as long as blackout periods do not apply. Acquiring stock through the exercise of stock options or through contributions of stock by the Company to the seller's 401(k) account is not
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considered a "purchase" by the SEC. Furthermore, the sale of stock to the
Company is not considered an open market sale transaction by the SEC.
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Proceeds from the sale of Gardner Denver common stock will be reported to the Internal Revenue Service as a sale of capital stock. The seller will be provided a Form 1099-B by the Company, summarizing the sale transactions for a tax year. Squire, Sanders & Dempsey, corporate counsel to the Company, has advised that sales under this program are not subject to reporting requirements under Rule 144 of the Securities Act of 1933.



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